                             SPS TECHNOLOGIES, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                         EFFECTIVE DATE JANUARY 1, 1998

                             SPS TECHNOLOGIES, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                         EFFECTIVE DATE JANUARY 1, 1998


                                                            PAGE
ARTICLE I - PURPOSE..................................          1

ARTICLE II - DEFINITIONS

2.1     "Account"....................................          2
2.2     "Annual Deferral Amount".....................          2
2.3     "Beneficiary"................................          2
2.4     "Board"......................................          2
2.5     "Change of Control"...........................         2
2.6     "Committee"..................................          4
2.7     "Company"....................................          4
2.8     "Compensation"...............................          4
2.9     "Deferral Periods"...........................          4
2.10    "Determination Date".........................          5
2.11    "Employee"...................................          5
2.12    "Employer"...................................          5
2.13    "Exchange Act"...............................          5
2.14    "Interest"...................................          5
2.15    "Participant"................................          5
2.16    "Participation Agreement"....................          5
2.17    "Participating Subsidiary"...................          5
2.18    "Plan".......................................          5
2.19    "Plan Benefit"...............................          5
2.20    "Plan Year"..................................          5
2.21    "Severance of Employment"....................          5
2.22    "SPS"........................................          5
2.23    "Unforeseeable Emergency"....................          5

ARTICLE III - PARTICIPATION AND DEFERRAL COMMITMENTS

3.1     Eligibility and  Participation..............           7
3.2     Form of Deferral; Maximum Deferral..........           7
3.3     Modification of Annual Deferral Amounts.....           7

ARTICLE IV - DEFERRED COMPENSATION ACCOUNTS

4.1     Deferral of Compensation.....................          8
4.2     Determination of Accounts....................          8
4.3     Statement of Accounts........................          8

ARTICLE V - PLAN BENEFITS

5.1     Form of Benefit Payment......................          9
5.2     Death Benefit................................          9
5.3     Pre-2008     Withdrawals.....................          9
5.4     Withholding; Payroll Taxes...................         10
5.5     Commencement of Payments.....................         10
5.6     Full Payment of Benefits.....................         10
5.7     Payment to Guardian..........................         10
5.8     Responsibilities for Payment.................         10
5.9     Acceleration of Plan Benefits.................        11

ARTICLE VI - BENEFICIARY DESIGNATION

6.1     Beneficiary Designation......................         12
6.2     Amendments...................................         12
6.3     No Beneficiary Designation...................         12
6.4     Death of Beneficiary.........................         12

ARTICLE VII - ADMINISTRATION

7.1     Designation of Committee.....................         13
7.2     Duties of Committee..........................         13
7.3     Agents.......................................         13
7.4     Binding Effect of Decisions..................         13
7.5     Indemnity of Committee.......................         13

ARTICLE VIII - CLAIMS PROCEDURE

8.1     Claim........................................         14
8.2     Denial of Claim..............................         14
8.3     Review of Claim..............................         14
8.4     Final Decision...............................         14
8.5     Enforcement; No Set-off......................         14

ARTICLE IX - AMENDMENT AND TERMINATION

9.1    Amendment...................................  16
9.2    Right to Terminate..........................  16
9.3    Change of Control...........................  16

ARTICLE X - MISCELLANEOUS

10.1   No Funding..................................  17
10.2   Insurance...................................  17
10.3   Conflicting Provisions......................  17
10.4   Nonassignability............................  17
10.5   Not a Contract of Employment................  18
10.6   Protective Provisions.......................  18
10.7   Terms.......................................  18
10.8   Captions....................................  18
10.9   Governing Law...............................  18
10.10  Validity....................................  18
10.11  Notice......................................  18
10.12  Successors..................................  18

                             SPS TECHNOLOGIES, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN


                                    ARTICLE I

                                     PURPOSE
                                     -------


The purpose of this Executive Deferred Compensation Plan is to provide current tax planning opportunities as well as supplemental funds upon retirement or death for key management employees (and their beneficiaries) of SPS Technologies, Inc. and certain of its subsidiaries which elect to participate in the Plan. It is intended that the Plan will aid in attracting and retaining employees of exceptional ability by providing such individuals with these benefits.

                                   ARTICLE II

                                   DEFINITIONS
                                   -----------

For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise.

2.1 "Account" means the recordkeeping account maintained by the Employer pursuant to Article IV which represents the aggregate Annual Deferral Amounts and Interest credited thereon with respect to a Participant.

2.2 "Annual Deferral Amount" means, with respect to any Participant, the total dollar amount to be deferred by a Participant during any one of the Deferral Periods pursuant to the Participant's Participation Agreement.

2.3 "Beneficiary" means the person, persons or entity designated by the Participant, or as provided in Article VI, to receive any Plan Benefit payable after a Participant's death.

2.4 "Board" means the Board of Directors of SPS.

2.5 A "Change of Control" shall be deemed to have taken place if (i) any Person (except the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan, or an Exempted Person), together with all Affiliates and Associates of such Person, shall become the Beneficial Owner in the aggregate of twenty percent (20%) or more of the Common Stock of the Company then outstanding, (ii) an Exempted Person, together with all Affiliates and Associates of such Person, shall become the Beneficial Owner in the aggregate of thirty percent (30%) or more of the Common Stock of the Company, or (iii) during any thirty-six (36) month period, (A) individuals who were directors at the beginning such period (the "Initial Directors") cease for any reason to constitute a majority of the Board, unless (B) the Initial Directors, plus other directors who became directors subsequent to the beginning of the thirty-six
(36) month period and whose election and nominations for election by the Company's shareholders was on each such occasion during the thirty-six (36) month period approved by a vote of at least two-thirds (2/3) of the Initial Directors then in office, constitute a majority of the Board. If a Person as described in either of subsections (i) or aggregating the amounts described in either of subsections (i) or (ii) above, as soon as practicable divests (without exercising or retaining any power, including voting, with respect to such shares) a sufficient amount of such shares so as to hold less than the amounts described therein, after notice by the Company that such Person or Exempted Person, as appropriate, will be deemed by the Company to have caused a Change of Control unless such divestiture is made, then, despite the provisions of subsections (i) and (ii) as applicable, a Change of Control shall not be deemed to have taken place.

For the purposes of this Section 2.5:

     (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule l2b-2 of the General Rules and Regulations under the Exchange Act.

     (b) A Person shall be deemed the "Beneficial Owner" of any securities:

               (i) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of warrants, options, conversion rights, exchange rights or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owners" of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange;

               (ii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule l3d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement provided, however , that a Person shall not be deemed the "Beneficial Owner" of any security under this subsection (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (b) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subsection (ii) above) or disposing of any voting securities of the Company; provided, however, that nothing in this Subsection (b) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition.

     (c) "Exempted Person" shall mean the group known as GAMCO Investors/Gabelli Funds, Inc. as identified in the most recent Schedule 13D filed by such group prior to the date hereof, unless and until such group or any Person in such group, together with all affiliates and Associates of such group of any Person in such group, becomes the Beneficial Owner of thirty percent (30%) or more of the Common Shares of the Company then outstanding. The purchaser,assignee or transferee of Common Shares of the Company of an Exempted Person shall not be an Exempted Person.

     (d) "Person" shall mean any individual, firm, corporation,partnership, or other entity.

     (e) "Subsidiary" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

         2.6 "Committee" means the Executive Compensation and Stock Option Committee of the Board.

         2.7 "Company" shall mean SPS Technologies, Inc., a Pennsylvania corporation.

         2.8 "Compensation" means the base earnings of a Participant for employment with an Employer, calculated according to the regular monthly rates paid to the Participant. Compensation does not include bonuses, expense reimbursements, or any form of non-cash remuneration and benefits.

         2.9 "Deferral Periods" means the five one (1) year periods commencing subsequent to the December 31, 1997, as follows: January 1, 1998 through December 31, 1998, January 1, 1999 through December 31, 1999, January 1, 2000 through December 31, 2000, January 1, 2001 through December 31, 2001 and January 1, 2002 through December 31, 2002.

         2.10 "Determination Date" means the last day of each calendar month.

         2.11 "Employee" means a person who is employed by an Employer and designated by the Committee in accordance with 3. 1 (a).

         2.12 "Employer" means SPS or any Participating Subsidiary or any successors to the businesses thereof. For the purposes of this Plan, SPS and each Participating Subsidiary shall be considered separate Employers and shall be treated as the Employer only with respect to its own employees.

         2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.14 "Interest" means the interest rate as set forth in Schedule B attached hereto (as it may be amended from time to time).

         2.15 "Participant" means any individual whose name is set forth in Schedule A attached hereto (as it may be amended from time to time).

         2.16 "Participation Agreement" means the agreement filed by a Participant with respect to his participation in the Plan for a Deferral Period.

         2.17 "Participating Subsidiary" means an affiliated or subsidiary corporation of SPS which elects to participate in the Plan and which has been approved for participation in the Plan by the Board.

         2.18 "Plan" means the SPS Technologies, Inc. Executive Deferred Compensation Plan, effective January 1, 1998.

         2.19 "Plan Benefit" means the Participant's Account balance distributed in accordance with Article V.

         2.20 "Plan Year" means the calendar year, and the first Plan Year shall begin January 1, 1998.

         2.21 "Severance of Employment" means the termination of the employment relationship (voluntarily or involuntarily) between an Employee and the Employer and all subsidiaries.

         2.22     "SPS" means SPS Technologies, Inc.

         2.23 "Unforeseeable Emergency" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an "Unforeseeable Emergency" will depend on the facts of each case, but, in any case, payment may not be made in the event that such hardship would or may be relieved: (1) through reimbursement or compensation or by insurance or otherwise, (2) by liquidation of the Participant's assets, to the extent that liquidation of the Participant's assets would not itself cause severe financial hardship, or (3) by cessation of Annual Deferral Amounts under the Plan.

                                   ARTICLE III

                     PARTICIPATION AND DEFERRAL COMMITMENTS


3.1 Eligibility and Participation

     (a) Eligibility. Eligibility to participate in the Plan is limited to those Employees set forth in Schedule A. The Committee has the authority to designate which Employees will be listed in Schedule A.

     (b) Participation. An eligible individual may annually elect to participate in the Plan by filing with the Committee a Participation Agreement no later than the day before the commencement of one of the Deferral Periods, or upon becoming an eligible employee. (Such Participation Agreement shall be effective only with regard to Compensation earned in the Deferral Period for which it has been filed and only with respect to Compensation earned after the Participation Agreement has been filed with the Committee.)

3.2 Form of Deferral, Maximum Deferral. A Participant who wishes to defer Compensation must elect to defer a percentage of his Compensation, which percentage shall not exceed twenty percent (20%) of the Compensation earned in the Deferral Period; provided, however, that in the event that the total Annual Deferral Amounts by all Participants for a given Deferral Period would exceed $500,000, the Annual Deferral Amounts of all Participants shall be reduced pro-rata until the total Annual Deferral Amounts for all Participants for such Deferral Period equals $500,000. Deferrals shall be withheld from the Employee's Compensation in equal monthly installments during the Deferral Period.

3.3 Modification of Annual Deferral Amounts. The Annual Deferral Amounts shall be irrevocable except that the Committee, in its sole discretion may permit a Participant to reduce the amount to be deferred, or waive the remainder of the deferrals for the Deferral Period, if the Committee determines that the Participant has suffered an Unforeseeable Emergency.

                                   ARTICLE IV

                         DEFERRED COMPENSATION ACCOUNTS
                         ------------------------------


4.1 Deferral of Compensation. The amount of Compensation that a Participant elects to defer shall be withheld and credited to the Participant's Account as the non-deferred portion of Compensation becomes payable. Any withholding of taxes or other amounts with respect to deferred Compensation which is required by state, federal or local law shall be withheld from the Participant's non-deferred Compensation.

4.2 Determination of Accounts. Each Participant's Account as of each Determination Date shall consist of the balance of the Participant's Account as of the immediately preceding Determination Date, reduced by any intervening distributions therefrom and increased by any additional portion of the deferrals credited thereto and Interest earned thereon since the immediately preceding Determination Date. Interest earned shall be calculated as of each Determination Date based upon the balance of the Account at the preceding Determination Date, using the monthly equivalent of the appropriate effective annual interest rate.

4.3 Statement of Accounts. The Committee shall submit to each Participant, within sixty (60) days after the close of each Plan Year, a statement setting forth the balance as of the end of the Plan Year to the credit of each Account maintained for the Participant. The Committee may at such time(s) as it determines, provide to such Participant(s) as it selects a statement setting forth the balance as of any date to the credit of such Account maintained for the Participant(s).

                                    ARTICLE V

                                  PLAN BENEFITS
                                  -------------


5.1 Form of Benefit Payment . Except as otherwise provided under the Plan, the Plan Benefit shall be paid in equal monthly installments of the applicable Account amortized over a period of one hundred and twenty (120) months. The installments paid during the first Plan Year that the Plan Benefit is payable shall be amortized as of the date the first installment is paid over the installment period on the basis of the Interest that would have been earned on an Account for such Plan Year. The installments paid during each subsequent Plan Year of the period of the Plan Benefit is payable shall be amortized as of the first day of such Plan Year over the then remaining installment period on the basis of the Interest that would have been earned on an Account for each such subsequent Plan Year. The applicable Account of the Participant shall continue to be credited with Interest during the period Plan Benefits are payable.

5.2 Death Benefit. Upon the death of a Participant (whether before or after Severance of Employment), the Participant's Beneficiary shall be entitled to the remaining unpaid balance of the Participant's Account in the same form as the Participant was entitled to receive under Section 5.1, except that the Committee, in its absolute discretion, may pay the amount due in a single sum, but only if requested by the deceased Participant's personal representative or, if there is no personal representative appointed, by the deceased Participant's eneficiary.

5.3 Pre-2008 Withdrawals.

          (a) Hardship Distributions. Upon finding that a Participant has suffered an Unforeseeable Emergency, the Committee may, in its sole discretion, allow distributions from the Participant's Account prior to the time otherwise specified for payment of Plan Benefits. The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant's requirements during the financial hardship and shall not exceed the Account balance at the time of the distribution or, for a Participant with a Disability at the time of distribution, the Account balance.

          (b) Other Financial Hardship. Upon finding that a Participant has an immediate and heavy financial need, such as the purchase of a Participant's principal residence or tuition expenses and related educational fees for the next twelve months of post-secondary education for the Participant, his spouse, children or dependents, or such immediate and heavy financial need as may be determined by the Committee on the basis of the relevant facts and circumstances, the Committee may, in its sole discretion, allow distributions from the Participant's Account prior to the time otherwise specified for payment of Plan Benefits. The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant's requirements during the financial need and shall not exceed the Account balance at the time of the distribution. Such withdrawals shall be subject to a ten percent (1O%) penalty (forfeiture) on the amount distributed. In the event that the benefits payable under this Plan become secured by a trust, any penalty (forfeiture) on a distribution under this Section shall be allocated on a pro rata basis to the Accounts of the other Participants.

5.4 Withholding; Payroll Taxes. The Employer shall withhold from distributions made hereunder any taxes required to be withheld from a Participant's wages for the federal or any state or local government.

5.5 Commencement of Payments. Payment of a Plan Benefit shall commence to a Participant or his Beneficiary on January 1, 2008, notwithstanding the provisions of Section 5.2 and Section 5.3 of this Plan. All payments shall be made as of the first day of the month.

5.6 Full Payment of Benefits. Notwithstanding any other provision of this Plan, all benefits not paid by the time the Participant attains or would have attained age seventy-five (75) shall be paid in a single sum at that time.

5.7 Payment to Guardian. If a Plan Benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor or incompetent person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan Benefit. Such distribution shall completely discharge the Committee and the Employer from all liability with respect to such Plan Benefit.

5.8 Responsibilities for Payment. The Plan Benefit shall be paid by the Employer(s) employing the Participant during one of the respective Deferral Periods on account of which such Plan Benefit is payable. Plan Benefits payable by Participating Subsidiary or from Participating Subsidiary shall be guaranteed by SPS. No other Employer or employee, officer, director or agent of any Employer shall have any liability for payments hereunder.

5.9 Acceleration of Plan Benefits. In the event that benefits payable under this Plan are secured pursuant to the terms of a trust, then, if after a Change of Control (as such term may be defined in the trust instrument) the trust is terminated, the benefits so secured shall become immediately payable under this Plan in a lump sum and shall be the Participants Account balance plus Interest accrued to the date of the payment.

                                   ARTICLE VI

                             BENEFICIARY DESIGNATION
                             -----------------------


6.1 Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person or persons as his or her Beneficiary or Beneficiaries (both primary and secondary) to whom the Plan Benefit shall be paid in the event of his or her death prior to complete distribution to the Participant of the Plan Benefit due him or her. Each beneficiary designation shall be in a written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime.

6.2 Amendments. Any Beneficiary designation form may be changed by a Participant without the consent of any designated Beneficiary or other person by the filing of a new beneficiary designation form with the Committee. The filing of a new beneficiary designation form will cancel all beneficiary designation forms previously filed.

6.3 No Beneficiary Designation. If any Participant fails to designate a Beneficiary in the manner provided above or if the Beneficiary designated by a deceased Participant predeceases the Participant, the Committee shall direct such Participant's Plan Benefit (or the balance thereof) to be distributed as follows:

                  (a) to the Participant's surviving spouse, if any; or

                  (b) if the Participant shall have no surviving spouse, then to the Participant's estate.

6.4 Death of Beneficiary. If the Beneficiary designated by a deceased Participant dies before receiving complete distribution of the Plan Benefit and no other effective beneficiary designation is in effect, the Committee shall direct that the balance of such Plan Benefit be distributed to such beneficiary as the Beneficiary shall designate, or if no such designation is in effect, then to the Beneficiary's estate.

                                   ARTICLE VII

                                 ADMINISTRATION
                                 --------------


7.1 Designation of Committee. This Plan shall be administered by the Committee. Members of the Committee may be Participants under this Plan, but shall not participate in any decision of the Committee made with respect to such Participant's receipt of benefits hereunder.

7.2 Duties of Committee. The Committee shall be responsible for interpretation of Plan provisions and approval of benefit payments to the extent such responsibility has not been allocated under the Plan to another entity, and subject to and in accordance with provisions hereof shall determine all questions arising under the Plan. The Committee may also make such rules and regulations and prescribe such forms and procedures for the conduct of its meetings and administrative duties as it deems appropriate. The Committee shall endeavor to act by general rules so as not to discriminate in favor of any person.

7.3 Agents. The Committee shall appoint an individual to be the Committee's agent with respect to the day-to-day administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Employer.

7.4 Binding Effect of Decisions. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan, except to the extent that a court of competent jurisdiction shall decide to the contrary.

7.5 Indemnity of Committee. SPS shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct.

                                  ARTICLE VIII

                                CLAIMS PROCEDURE
                                ----------------


8.1 Claim. Any person claiming a Plan Benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee which shall respond in writing as soon as practicable.

8.2 Denial of Claim. If the claim or request is denied, the written notice of denial shall state:


          (a) the reason(s) for denial, with specific referent to the Plan provision(s) on which the denial is based;

          (b) a description of any additional material or information required and an explanation of why it is necessary; and

          (c) an explanation of the Plan's claim review procedure.

8.3 Review of Claim. Any person whose claim or request is denied or who has not received a response within thirty (30) days of the filing of such claim or request may request review by notice given in writing to the Committee within sixty (60) days. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

8.4 Final Decision. The decision on review shall normally be made within thirty
(30) days of the filing of such request, except that if special circumstances exist, the claimant shall be notified and the decision shall be made within sixty (60) days. The decision shall be in writing and shall state the reason(s) therefor and shall reference the relevant Plan provision(s).

8.5 Enforcement; No Set-off

          (a) In the event that SPS shall fail or refuse to make payments of any amounts due the Participant under the Plan, SPS shall pay to the Participant, in addition to the payment of any other sum provided in the Plan, interest, compounded daily, on any amount remaining unpaid from the date payment is required until paid to the Participant, at the rate from time to time announced by CoreStates Bank, N.A. (or its successor) as its "prime rate" plus four percent (4%), each change in such rate to take effect on the effective date of the change in such prime rate.

          (b) It is the intent of the parties that the Participant not be required to incur any expenses associated with the enforcement of his rights under the Plan by arbitration, litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Participant under the Plan. Accordingly, SPS shall pay the Participant on demand the amount necessary to reimburse the Participant in full for all expenses (including all attorneys' fees and legal expenses) incurred by the Participant in enforcing any of the obligations of SPS under this Plan.

              (c) SPS's obligation to make payments provided for in this Plan and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set off, counterclaim, recoupment, defense or other right which SPS may have against the Participant or others.

                                   ARTICLE IX

                        AMENDMENT AND TERMINATION OF PLAN
                        ---------------------------------


9.1 Amendment. Except as provided in Section 9.3, the Board may at any time amend the Plan in whole or in part, provided, however, that no amendment shall be effective to decrease or restrict any Account maintained pursuant to any existing Participation Agreement(s) under the Plan.

9.2 Right to Terminate. The Board may at any time terminate the Plan as to any or all Employers if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interests of any or all Employers. In such event, the Employers (or any Employer as to whom the Plan has been terminated) shall have no further liability or obligation under the Plan or the Participant's Participation Agreement, provided that the Participant is paid in full the amount of the Participant's Account in a single sum as of the date of termination of the Plan, or in equal installments over a period of not more than five (5) years, as the Board may determine.

9.3 Change of Control. Upon a Change of Control the Board shall be precluded from amending the Plan and, for a period of three (3) years, commencing on the effective date of the Change of Control, from terminating the Plan.

                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------


10.1 No Funding. The Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future, and Participants and their Beneficiaries, heirs, successors and assigns shall have no further legal or equitable rights, interest or claims in any property or assets of the Employer. Notwithstanding any provision in this Section 10.1 to the contrary, the Employer shall have right, but not the obligation, to secure this Plan through a trust; provided, however, that upon a Change of Control, the Employer shall be obligated to secure the value of Participant's Accounts, determined as of the most recent Determination Date, by contributing cash or property equal to such value to the SPS Technologies, Inc., Benefits Protection Trust.

10.2 Insurance. The Employer shall have the right, but not the obligation, to purchase one or more policies of life insurance upon the life of a Participant. In the event such policies are purchased, they shall be owned by the Employer and no Participant, their Beneficiaries, heirs, successors and assigns shall have any right or interest therein. Each Participant shall, however, cooperate in the application for, and in the maintenance of, such insurance in any reasonable way in which requested to do so by the Employer.

10.3 Conflicting Provisions. To the extent that any provision of this Plan conflicts with any provision of the Executive Severance Agreement or the Senior Executive Severance Plan, the provision of the Executive Severance Agreement or the Senior Executive Severance Plan, as the case may be, shall prevail, and this Plan shall be deemed to have been amended to the extent thus required.

10.4 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt of the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.5 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant and the Participant (or his Beneficiary) shall have no rights against the Employer except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge him or her at any time.

10.6 Protective Provisions. A Participant will cooperate with the Employer by furnishing any and all information requested by the Employer in order to facilitate the payment of benefits hereunder, by taking such physical examinations as the Employer may deem necessary and taking such other action as may be requested by the Employer.

10.7 Terms. Wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

10.8 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

10.9 Governing Law. The provision of this Plan shall be construed and interpreted according to the laws of the Commonwealth of Pennsylvania, except to the extent preempted by the Employee Retirement Income Security Act (ERISA) of 1974 as amended.

1O.1O Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.11 Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, at the principal address of SPS. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

10.12 Successors. The provisions of this Plan shall bind and inure to the benefit of the Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Employer, and successors of any such corporation or other business entity.

Pursuant to resolution of the Board, this instrument is to be effective as of January 1, 1998.